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                                                                    Exhibit 10.8

                                                Confidential Treatment Requested

(QUATRX LOGO)

QUATRx Pharmaceuticals Company
Chris I. Nicholas
5430 Data Court, Suite 300
Ann Arbor, MI 48108
(734) 9134900 * fax (134) 913.0743
www.quatrx.com - email cnicholas@quartx.com

CONFIDENTIAL

November 8, 2004

Deltanoid Pharmaceuticals, Inc.
645 Science Drive,
Madison, Wisconsin, 53711

     RE: Deltanoid-QuatRx Agreement

Dear Linda

As you know, over the past several months, we have discussed potential amendments and updates to the Exclusive License Agreement between Deltanoid Pharmaceuticals, Inc. and QuatRx Pharmaceuticals Company dated November 7, 2001 (the "Deltanoid-QuatRx License"). While we have discussed making certain changes in the future, we at QuatRx would appreciate implementing 2 important agreed changes at this time as follows:

1) Amend the Deltanoid-QuatRx License to include the following patent filings (and their patent progeny as spelled out in the intellectual property definitions in the existing agreements) within the "Licensed Patents" under each of these agreements: US Patent Serial Number **** and US publication numbers **** and ****.

2) Amend the Deltanoid-QuatRx License to provide that QuatRx shall have the right to exercise Deltanoid's rights under Section 10 of the Deltainoid License Agreement between Wisconsin Alumni Research Foundation and Deltanoid Pharmaceuticals, Inc. dated April 7, 2000 ("WARF-Deltanoid License") with respect to infringement that would be competitive with any product licensed to QuatRx in the field of use set forth in the Deltanoid-QuatRx License.

The consideration for these amendments is that QuatRx will pay the royalties on the basis of the patent filings coverage as specified in the current Deltanoid-QuatRx License, as if these patent filings had originally been included among the Licensed Patents under that agreement, and other good and valuable consideration in the form of QuatRx's ongoing efforts and investment with respect to the vitamin D analog product candidate that it is developing.

To indicate that Deltanoid agrees to these amendments (with all of the agreements listed above otherwise remaining in full force and effect), please let me know by email and then print and

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return to me a copy of this note signed by an authorized representative of your organization. I will also send you an original signature on behalf of QuatRx for your records.

We at QuatRx value highly our ongoing positive relationship with you and thank you for prompt assistance with this mater.

Yours sincerely,


/s/ C. Nicholas
-------------------------------------


Accepted and agreed:

Deltanoid Pharmaceuticals, Inc.


By: /s/ Hector F. DeLuca
    ---------------------------------
Name: Hector F. DeLuca
Title: President & CEO Deltanoid
       Pharmaceuticals

Date: 11/10/04


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